SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                         American Enterprise MVA Account
               (Exact name of registrant as specified in charter)

                                     Indiana
              ------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                        63
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                    94-27-86905
             ----------------------------------------------------------
                      (I.R.S. Employer Identification No.)

          80 South 8th Street, P.O. Box 534, Minneapolis, MN 55440-0534
                                  (612) 671-3131
          -----------------------------------------------------------------
              (Address, including zip code, and telephone number,  including area code, of registrant's  principal executive offices)

                           Mary Ellyn Minenko, Counsel
                    American EnterpriseLife Insurance Company
                 IDS Tower 10, Minneapolis, Minnesota 55440-0010
                                 (612) 671-3678
             --------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                           [X]





----------------------------------------------------------------------------------------------------------------------
                                           Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of each class of    Amount to be           Proposed maximum        Proposed maximum       Amount of
securities to be          registered             offering price per      aggregate offering     registration fee
registered                                       unit                    price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Interests in the                 359,712                                                                $100
Guarantee Period
Accounts of the
American Express Wells
Fargo Variable
Annuitysm and the
American Express Wells
Fargo Extra Credit
Variable Annuitysm
Contracts
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8 (a) may determine.

                       Registration Statement on Form S-1

                              Cross-Reference Sheet
                     Pursuant to Regulation S-K, Item 501(b)

Form S-1 Item Number and Caption            Located in Prospectus

1.       Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus                    Outside Front Cover

2.       Inside Front and Outside Back
         Cover Pages of Prospectus                   Table of Contents

3.       Summary Information, Risk Factors
         and Ratio of Earnings to Fixed
         Charges                                     Summary or, as to ratio of
                                                     earnings to fixed charges,
                                                     Not Applicable

4.       Use of Proceeds                             The variable accounts; The
                                                     fixed accounts

5.       Determination of Offering Price             Not Applicable

6.       Dilution                                    Not Applicable

7.       Selling Security Holders                    Not Applicable

8.       Plan of Distribution                        Distribution of Contracts

9.       Description of Securities to Be Registered  The variable  accounts;
                                                     The fixed accounts

10.      Interests of Named Experts and Counsel      Not Applicable

11.      Information with Respect to the Registrant  About American Enterprise
                                                     Life; Additional
                                                     Information about American
                                                     Enterprise Life

12.      Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities                             See Item 14 in Part II

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

The prospectus containing information for the American Enterprise MVA Account filed electronically in American Enterprise Variable Annuity Account's Initial Registration Statement No. 333-85567 on Form N-4, filed on or about Aug. 19, 1999, is incorporated by reference.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The expenses of the issuance and distribution of the interests in the Guarantee Period Accounts of the Contract to be registered, other than commissions on sales of the Contracts, are to be borne by the registrant.

Item 14. Indemnification

           The By-Laws of the depositor provide that the Corporation shall have the power to indemnify a director, officer, agent or employee of the Corporation pursuant to the provisions of applicable statues or pursuant to contract.

           The Corporation may purchase and maintain insurance on behalf of any director, officer, agent or employee of the Corporation against any liability asserted against or incurred by the director, officer, agent or employee in such capacity or arising out of the director's, officer's, agent's or employee's status as such, whether or not the Corporation would have the power to indemnify the director, officer, agent or employee against such liability under the provisions of applicable law.

           The By-Laws of the depositor provide that it shall indemnify a director, officer, agent or employee of the depositor pursuant to the provisions of applicable statutes or pursuant to contract.

           Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 15. Recent Sales of Unregistered Securities

         None

Item 16. Exhibits and Financial Statement Schedules

(a)      Exhibits

1.       Not applicable.

2.       Not applicable.

3.1 Amendment and Restatement Articles of Incorporation of American Enterprise Life dated July 29, 1986, filed electronically as Exhibit 6.1 to the Initial Registration Statement No. 33-54471, filed on or about July 5, 1994, is incorporated herein by reference.

3.2  Amended  By-laws of  American  Enterprise  Life,  filed  electronically  as
     Exhibit 6.2 to the Initial Registration Statement No. 33-54471, filed on or about July 5, 1994, is incorporated herein by reference.

3.3 Consent in writing in lieu of a meeting of the Board of Directors of American Enterprise Life Insurance Company establishing the American Enterprise MVA Account dated Aug. 18, 1999, filed electronically herewith.

4.1  Form of Deferred Annuity Contract, to be filed by amendment.

4.2  Form of Roth IRA Endorsement  (form 43094) filed  electronically as Exhibit
     4.2 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865, filed on or about Aug. 4, 1999, is incorporated herein by reference.

4.3 Form of SEP-IRA (form 43412) filed electronically as Exhibit 4.3 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-72777, filed on or about July 8, 1999, is incorporated herein by reference.

4.4 Form of TSA Endorsement (form 43413) filed electronically as Exhibit 4.4 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-72777, filed on or about July 8, 1999, is incorporated herein by reference.

5. Opinion of Counsel and consent to its use as to the securities being registered, to be filed by amendment.

8.       Not applicable.

9.       Not applicable.

10.      Not applicable.

11.      Not applicable.

12.      Not applicable.

15.      Not applicable.

16.      Not applicable.

21.      Not applicable.

22.      Not applicable.

23.  Consent of Independent Auditors, to be filed by amendment.

24. Power of Attorney to sign this Registration Statement, dated July 29, 1999, filed electronically as Exhibit 15 to American Enterprise Variable Annuity Account's Initial Registration Statement No. 333-85567 on Form N-4, filed on or about Aug. 19, 1999, is incorporated by reference.

25.     Not applicable.

26.     Not applicable.

27.     None.

Item 17. Undertakings

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (iv) Registrant represents that it is relying upon the no-action assurance given to the American Council of Life Insurance (pub. avail. Nov. 28, 1998). Further, Registrant represents that it has complied with the provisions of paragraphs (1)-(4) of that no-action letter.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Enterprise Life Insurance Company, on behalf of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in this City of Minneapolis, and State of Minnesota on the 31st day of August, 1999.

                                 American Enterprise Life Insurance Company
                                 (Registrant)

                                 By American Enterprise Life Insurance Company

                                 By /s/ James E. Choat*
                                        James E. Choat
                                        President and Chief Executive Officer

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of August, 1999.

Signature                                          Title

/s/  James E. Choat*                       Director, President and
     James E. Choat                        Chief Executive Officer

/s/  Jeffrey S. Horton*                    Vice President and Treasurer
     Jeffrey S. Horton

/s/  Richard W. Kling*                     Chairman of the Board
     Richard W. Kling

     __________________                    Director
     Paul S. Mannweiler

/s/  Paula R. Meyer*                       Director and Executive Vice
     Paula R. Meyer                        President-Assured Assets

/s/  William A. Stoltzmann*                Director, Vice President,
     William A. Stoltzmann                 General Counsel and Secretary

/s/  Philip C. Wentzel*                    Vice President and Controller
     Philip C. Wentzel

*Signed pursuant to Power of Attorney, dated July 29, 1999, filed electronically as Exhibit 15 to American Enterprise Variable Annuity Account's Initial Registration Statement No. 333-85567 on Form N-4, filed on or about Aug. 19, 1999, is incorporated by reference.




By:  _________________________
     Mary Ellyn Minenko